Ralph Izzo
Chairman, President and CEO
Public Service Enterprise Group Incorporated
Remarks (Procedural Discussion Omitted)
Annual Meeting of Stockholders
April 17, 2007

I am delighted to report to you on the condition of your company.

Our best-in-class operations are getting better. Our financial condition is solid and improving. And the outlook for the future has never been brighter.

The period since we met last November has been highly productive, with progress made on many fronts.

First, as to regulatory matters: Two longstanding rate cases, one in electric, the other in gas, were resolved with the New Jersey Board of Public Utilities in a fair manner, thereby ensuring our ability to continue providing the safe, reliable service our customers expect.

We also reached an agreement with federal and state environmental regulators that will result in reduced air emissions from our New Jersey coal generating units and help to keep New Jersey supplied with affordable energy.

Second, on the “operations front”, our employees have been getting excellent results. In 2006, our employees had their safest year ever, a testament to their continued commitment and dedication to Job One, Safety.

Reliability is closely linked to safety. In 2006, PSE&G won recognition for the second consecutive year as the nation’s most reliable electric utility. PSE&G has won similar awards for reliability in the Mid-Atlantic region five years in a row.

And PSEG Energy Holdings had its most profitable year ever due largely to strong operations at its two Texas electric-generating facilities.

PSEG Power, our large wholesale energy supply business, is also operating at record performance levels.

This includes vastly improved performance at the Salem and Hope Creek nuclear stations. It’s been one of the industry’s most remarkable turnarounds. In 2006, the stations operated at a 96 percent capacity factor and generated more electricity than in any previous year.

In December we announced that we would resume direct management at Salem and Hope Creek. This was a key decision toward securing our long-term nuclear future. We followed it immediately by successfully recruiting Bill Levis and his senior Exelon team to PSEG. Our ability to sustain nuclear excellence is vital not only to your company’s future, but also to New Jersey’s future, for the environment and the economy.

Third, let’s review our financial results: We completed 2006 with operating earnings near the high end of our guidance.

In January we increased our dividend, bringing our annual indicated dividend rate to $2.34 per share.

Your company has paid dividends annually for 100 consecutive years. Very few other companies have been as consistent in rewarding stockholders over such a long span of time. In fact, we are the only New Jersey company to have achieved this milestone.

For some time we have been telling you that we expect to continue modest increases in the dividend. Our positive earnings trajectory makes us even more confident of our ability to do so. In fact, we believe we will have greater flexibility as to dividend policy given the expected robust earnings improvement for 2007 and beyond. Of course, dividend payments always depend on our actual performance and business conditions at that time.

On that point, we recently raised our earnings guidance for 2007 and 2008. While many factors can affect our financial results, we expect year-over-year operating earnings to increase by 37 percent in 2007 and a further 15 percent in 2008.

Our financial position has continued to improve with the healthy earnings and cash flows generated by our businesses. And we have also reduced risk by selling a number of non-core assets.

Wall Street has noticed these and other positive developments. Our stock has been on a strong run, reaching historic highs. We are pleased with these results but remind investors that PSEG has always been about long-term value creation, and that is not about to change.

We are not taking anything for granted or resting on our laurels. Quite the opposite: During the past several months we have been busy putting in place a highly qualified and capable new management team. That process is now largely complete. We are continuing to rebuild our workforce with an eye on rewarding good internal performers, recruiting diverse talent from outside the company and preserving cost savings from more efficient operations.

Turning to the future…

We will stick to a business model that has served your company well.

It begins with our employees achieving operational excellence with safety first. Their pride, skills and dedication make all the difference. They are the people behind the scenes who win national reliability awards and achieve new milestones in producing and delivering energy safely to benefit our customers and the communities we serve. I cannot thank them enough for all their fine work. You – as a stockholder – can be proud of the work they do day in and day out.

Their excellence on the job is also behind the financial success that enables us to provide you with fair returns.

Our immediate financial priority has been and remains debt reduction, which we believe is essential for solid, long-term growth.

With our increasing financial strength, we will be positioned to take advantage of an excellent range of growth opportunities.

Let’s consider each subsidiary.

PSEG Power is our main earnings driver. Power’s generating stations in New Jersey, Connecticut, Pennsylvania and New York State have about 13,000 megawatts of capacity. The employees of Power can be justly proud of all they do to produce the energy that lights millions of homes and thousands of businesses, around the clock and throughout the year. As I’ve discussed, they’ve been doing it in a way increasingly characterized by excellence, and we will be looking to build on this.

Most of Power’s output comes from low-cost nuclear and coal units in markets where natural gas is often setting the price of power generation. The value of Power’s generating capacity is being increasingly recognized in the marketplace, where demand has been growing.

Power is well positioned to continue meeting this demand. Over the longer term, it may have the opportunity to pursue expansion projects at some of its generation sites.

PSE&G, our New Jersey energy delivery company, is well positioned to meet growing needs for energy infrastructure. With its strong record for reliability, PSE&G continues to provide an important element of stability to your company’s portfolio.

When it comes to delivering the energy that is one of life’s necessities, the record is clear: No one does it better than the employees of PSE&G. They deliver the energy that keeps New Jersey’s economy humming and ensures the quality of life of millions of people.

Their work tends to be invisible to most people until a natural disaster or other emergency occurs. Then it becomes apparent how remarkable they are in ensuring safe, reliable service.

They again rose to the challenge during the biting cold, snow and ice of this past February, just as they did when temperatures soared over 100 degrees and electric demand reached an all-time peak in our New Jersey service territory this past August: Simply outstanding.

Our third business, PSEG Energy Holdings is an important contributor, too. Holdings has a mix of domestic and international energy assets and investments, and has been pursuing a strategy focused on reducing international exposure, paying down debt and returning capital to the parent company. We have made considerable progress with this strategy. During the past three years, Holdings returned more than $1.3 billion to the parent company. We will continue to sell non-core assets if the price is right.

The domestic part of Holdings’ portfolio includes such valuable assets as our two 1000-megawatt Texas generating facilities. The remaining international operating assets are concentrated in solidly performing distribution companies in Chile and Peru, delivering the same services to millions of customers in those countries as PSE&G delivers to its customers here in New Jersey. We believe that Holdings can continue to be an important source of capital and stockholder value.

In short, we have been getting important contributions from all our businesses.

But, where do we go from here?

From our fundamentally solid position in the energy marketplace, there should be a range of opportunities to apply our strong cash flows to make for a very bright future.

We will focus on doing this in ways that reinforce your company’s leadership position.

In an economy where knowledge, vision and ideas matter more than ever, we will look to provide the innovative solutions that create value for stockholders while benefiting society.

Let me touch on two key areas where heightened leadership is essential. First – the environment:

We have long been an industry leader in the area of environmental responsibility,

but today much more is required in this area…and much more is at stake. Across our nation, there is increasing concern about how to meet growing energy needs while reducing greenhouse gases that contribute to global warming. This is the single most important issue we face as an industry.

We are aggressively advocating nationwide greenhouse gas reductions, as we have for some time. Here in New Jersey, we strongly support and are actively involved in the process launched by Governor Corzine to develop a new Energy Master Plan that will address climate change along with other important energy and environmental challenges.

There is no simple solution when it comes to tackling an immense problem like climate change. Yet no one is better equipped than a company like ours to help in meaningful ways. We have a great deal of expertise at the point where energy intersects the environment. We are determined to apply our knowledge not only along familiar paths, but also to explore new possibilities and technologies to develop environmentally responsible energy solutions.

What are some specific ways we might help? It may be by providing the capital to our customers to invest in energy efficient appliances, or renewable energy supplies like solar. It may involve a new advanced metering technology that gives customers greater control over the energy they use, to help them save money and conserve resources. We are piloting a number of projects with smart meters, and the results are promising.

Right now, we are putting the finishing touches on an innovative program that you’ll be hearing more about in the coming days.

Undoubtedly, we will need to think in new ways about our business. Yet our energy future will not be completely different than the world we know. Our primary responsibility will remain to ensure safe, reliable energy for our customers. Central station power generation will remain essential. In particular, nuclear power is a proven, carbon emissions-free electric generation technology. We need to preserve our options as a company to participate in nuclear power’s future.

Workforce development is another area where we intend to play a leadership role. With a view to the diverse and highly skilled workforce of the future, we are investing in programs that open doors to good careers in our industry.

This is especially important at a time when our company and industry are facing a looming workforce shortage. We need to make sure that as Baby Boomers retire, we transfer their skills and have qualified people to replace them.

We have an innovative program with a number of New Jersey community colleges and other educational institutions to create a pool of technically skilled and educated workers. It enables students to pursue a degree in Energy Utility Technology and combine their classroom studies with hands-on apprentice-level training.

This program is working. Many of its graduates have become full-time employees. More than half who have done so are women and minorities. This program has been recognized for excellence by the U.S. Equal Employment Opportunity Commission. And we are looking to build on this success.

It may be obvious but is nevertheless worth stating: As we take up new challenges and assert leadership in new ways, you can be certain we will continue supporting the communities we serve.

The PS in our name will always stand for Public Service. It will continue to stand for things like the campaign we’re leading to build the PSE&G Children’s Specialized Hospital, a new pediatric rehabilitation hospital in New Brunswick to help ensure the best medical outcomes for children, providing a level of specialized care that in past years was generally only available out of the state.

Public Service will also continue to stand for initiatives like New Jersey After 3, which is expanding the range and quality of enriching after-school programs for children.

Last and not least, Public Service will stand as it always has for our employees’ tremendous tradition of volunteerism that anchors our community involvement with so many worthy causes like the March of Dimes. Later this month more than 500 employees throughout the company will walk for the March of Dimes to promote better health for infants and mothers. They have been walking every year for more than two decades: Typical of them…but when you think about it, actually extraordinary.

In closing, I express my gratitude to our employees and also to Jim Ferland, who did so much over two decades to pave the way for your company’s continued success.

I am confident we can build on their accomplishments to achieve an even brighter future in the years ahead.